Exhibit 10(i)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

ACCORD VENTURES, INC.

     We hereby consent to the use of our report dated November 20, 1998, in the registration statement of Accord Ventures, Inc. filed in Form 10-SB in accordance with Section 12 of the Securities Exchange Act of 1934.

                                                ANDERSEN ANDERSEN & STRONG, L.C.

                                                /s/ L. REX ANDERSEN

Salt Lake City, Utah
February 5 , 1999

                               GEOLOGICAL REPORT

                                     ON THE

                            SEMPLE TOWNSHIP PROPERTY
                       PORCUPINE MINING DIVISION, ONTARIO








                                      FOR

                              ACCORD VENTURES INC.
















                                       By

                            J. G. Burns & Associates
                  190 Graye Crescent, Timmins, Ontario, P4N 8K8

                                October 14, 1998

                               TABLE OF CONTENTS


Table of Contents .............................................   -I-
Table of Illustrations ........................................  -ii-


                                                                  Page
                                                                  ----
INTRODUCTION

   Background, Authorization and Purpose .......................    1

   Scope and Limitations .......................................    1

   Sources of Information ......................................    1

   Plan of Presentation ........................................    2

PROPERTY DESCRIPTION

   Location and Access .........................................    2

CLIMATE, PHYSIOGRAPHY AND LOCAL RESOURCES ......................    3

EXPLORATION HISTORY

   General .....................................................    3

   Past Exploration ............................................    4

   Government Surveys ..........................................    6

PROPERTY VISIT .................................................    7

GEOLOGY

   Regional (summarized from Bright (1984)) ....................    7

   Property ....................................................    8

   Mineralization ..............................................    9

EXPLORATION POTENTIAL ..........................................    9

RECOMMENDATIONS AND COSTS

   Phase 1 .....................................................   11

   Phase 2 .....................................................   11

   Budget ......................................................   12

CONCLUSIONS ....................................................   13

REFERENCES .....................................................   14

CERTIFICATE ....................................................   15

                                    TABLE OF ILLUSTRATIONS


TABLE 1                 Production and Resources for Mineral Deposits                       After Page 9
                                          in the
                                   Semple Township Area



                                         APPENDICES
                                                                                                    Page
                                                                                                    ----

  APPENDIX I           Letter of Authorization ............................................            16

  APPENDIX II          Claim Abstract-Claim 1228789 .......................................            17

  APPENDIX III         Whole Rock Analysis ................................................            18



                                       LIST OF FIGURES

  FIGURE 1 LOCATION MAP ...................................................................  After Page 2

  FIGURE 2 PART OF CLAIM MAP FOR SEMPLE TOWNSHIP ..........................................  After Page 2

  FIGURE 3 DETAIL LOCATION MAP.............................................................  After Pate 2

  FIGURE 4 AREA PHYSIOGRAPHY ..............................................................  After Page 2

  FIGURE 5 OUTLINES OF FORMER PROPERTIES ..................................................  After Page 4

  FIGURE 6 COMPILATION OF DRILL HOLES AND ELECTROMAGNETIC AXES ............................  After Page 4

  FIGURE 7 REGIONAL GEOLOGY MAP ............................................................ After Page 7

  FIGURE 8 LOCAL GEOLOGY MAP ......................................................I........ After Page 7

  FIGURE 9 REQUIRED GRID FOR RECOMMENDED PROGRAM............................................ After Page 11


                                GEOLOGICAL REPORT

                                     ON THE

                            SEMPLE TOWNSHIP PROPERTY
                       PORCUPINE MINING DIVISION, ONTARIO

                                      FOR

                              ACCORD VENTURES INC.

INTRODUCTION

BACKGROUND, AUTHORIZATION AND PURPOSE

     In a letter dated September 25, 1998 Mr. Alan G. Wilson, president of Accord Ventures Inc., requested the writer to prepare a geological report for a property located in Semple Township near Timmins, Ontario. This report is to be submitted as part of the requirements to obtain a stock exchange listing. The letter of authorization is presented as APPENDIX I.

SCOPE AND LIMITATIONS

     This report has been prepared in accordance with the guidelines of National Policy 2A. Research of past exploration activities was limited to the property and the immediate adjacent area. Data examined to determine the styles and settings of deposits for the region were sourced from a larger area. The price units for drilling, geophysical surveys, etc. used in the budget preparation have been researched, and are the going rates for Timmins based companies and individuals at the present time.

SOURCES OF INFORMATION

     Sources of information are detailed below:

      Research of assessment records in the Ministry of Northern Development and Mines (MNDM) Resident Geologist's office in Timmins.
      Research of assessment records in the ERLIS (1) data system.





---------------------

    (1) ERLIS [Earth Resources and Land Information System] - A computer data base system for all assessment records on file for Ontario held in the Sudbury office of the MNDM.

     Various geological and geophysical maps published by the Ontario Geological Survey (OGS) or its predecessors the Ontario Department of Mines (ODM) and the Ontario Division of Mines (ODM). A visit to the property by the writer on September 26, 1998. The writer's own general knowledge of the area. (In 1971 the writer worked on the property while employed by Canex Aerial Exploration Limited.)

PLAN OF PRESENTATION

     The property is presented, described, discussed and analyzed as per the general headings of National Policy 2A. Recommendations with cost estimates, in Canadian currency, that are necessary and warranted to effectively advance the property to the next level of economic potential understanding are included. Detailed maps that accurately display property location, exploration history, geology and exploration potential are also presented. A claim abstract is included as APPENDIX II.

PROPERTY DESCRIPTION

     A single 16 unit claim (256 ha) numbered 1228789 located in Semple Township, Porcupine Mining Division, Ontario comprises the property (FIGURE 1 &
2). The property was recorded on September 24, 1998 by F. Renaudat on behalf of Lui Holdings Ltd. (Lui), and subsequently purchased outright from Lui and transferred 100% to Accord. Assessment work in the amount of $6,400 is due on or before September 24, 2000. (See claim abstract in APPENDIX II.)

LOCATION AND ACCESS

     The property lies some 59 km south of Timmins in NTS quadrant 41 P/14. Approximate geographic co-ordinates are 47 degrees 57' north latitude by 87 degrees 15' west longitude (FIGURE 3).

     An all weather  gravel  road,  the  continuation  of Pine Street south from
Timmins,  leads  to  and  passes  by  the  property.   Road  distance  from  the
intersection of Highway 101 and Pine Street in downtown Timmins to the property's #3 corner post is 68.4 km. In winter, the road is plowed at least as far as the Saw Mill Cafe (located approximately 9 km north of the claim), and possibly further depending upon forestry activities. A secondary logging road constructed within the last 10 years provides convenient access to the northern section of the property (Figure 4). Logging roads from operations in the 1950's form a network over the entire property, are now overgrown but could conceivably be cleaned out if and when needed.

CLIMATE, PHYSIOGRAPHY AND LOCAL RESOURCES

     The climate of the region can be characterized by long cold winters with short warm to hot summers. Mean minimum and mean maximum temperatures for the coldest and warmest months are -24 degrees C & -13 degrees C and 11 degrees C & 25 degrees C respectively. Total annual precipitation averages 650 - 675 mm of which approximately 300 cm occurs as snow. The number of days in which the temperature falls to or below 0 degrees C averages 210 to 215.

     A north/south trending esker and associated sand plain dominate the topography. Four kettle lakes end several pot holes / depressions attest to the recent glacial history. Elevation ranges from 352 m at Parting Lake to 379 m just north of the claim block. Forest cover is typical for the combination of a boreal area underlain by sand, and consists mainly of jackpine with minor quantities of spruce, balsam, birch and poplar.

     Other than the existing all weather road there is no infrastructure on the property. A high voltage powerline between Sudbury and Timmins passes 6 km to the east. Cabins are available for rent at the Saw Mill Cafe.

     There are no known impediments to exploration nor to exploitation.

EXPLORATION HISTORY

GENERAL

     Semple Township and area have been prospected since the early part of the century. Originally gold and iron were the main commodities sought, but by the late 1940's early 1950's, following the advent of airborne geophysical surveys and the increased use of ground geophysics, the focus shifted to nickel and asbestos deposits associated with ultramafic bodies. After the discovery in 1964 of the major Kidd Creek copper-zinc volcanogenic massive sulphide deposit, exploration efforts were also directed towards the search for similar deposits associated with the felsic volcanic rocks of the township).

PAST EXPLORATION

     Summaries for work conducted on properties now overlain in whole or in part by the Accord claim follow. Outlines of the former properties are shown on FIGURE 5. FIGURE 6 is a compilation of drill hole locations and the axes of the electromagnetic (em) anomalies located during the various geophysical surveys.

1950-1953: DOMINION GULF COMPANY (DGC)

     * DGC staked a large block of land in south central Semple Township, including the total area of Accord's claim, as a follow-up to an aeromagnetic survey performed by the company in 1949. Results from detailed ground magnetic and geological surveys plus diamond drilling outlined a crescent shaped ultramafic body mineralized with fine (majority less than 1/16") asbestos fibres. Holes S-1 to 13 (6498') were drilled in 1951 and holes 52-14 to 53-20 (2447') in 1952 & 1953.
          No commercial amounts of fibre were located. A notation on one of the maps indicates that the property was optioned to Canadian Johns Manville in 1957, but there are no records for any work undertaken at the time.

1965/66: MINING CORPORATION OF CANADA LIMITED (MINING CORP.)

     * Magnetic and vertical loop electromagnetic (VLEM) fixed transmitter surveys were run over all or parts of 11 claims of Mining Corp.'s 17 claim property. Two em conductors, one intermittent & of medium strength and the other strong, were defined.

     * Two holes (601') were drilled. The first was lost in overburden at 150'. Peridotite was cored in the second from bedrock at 95' to the end at 449'. Nickel assay values averaged 0.26%. Asbestos fibres were also noted in the core.

1965: PCE EXPLORATIONS LIMITED (PCE)

     *    PCE's former property abutted the east boundary of the current claims.

     * Magnetic and VLEM in-line surveys were conducted. One modest conductor, located 1.5 km east of the Accord claim, was detected and further delineated with the fixed transmitter method. It is unknown if this conductor was ever tested.

1967: DANIEL MINING COMPANY LTD. (DANIEL)

     * Daniel's 36 claim property entirely included the claim now held by Accord.

     * Four holes were drilled to test an area for its asbestos potential. The best 25 foot section held 1% fibres, but were mainly short (1/16 inch) in length.

1971: CANEX AERIAL EXPLORATION LIMITED (CANEX)

     * Canex acquired an irregular shaped block of claims that enclosed the underlying ultramafic body. Those claims are now partially covered by Accord's property. A gravity survey was performed to evaluate an area of the ultramafic that had not previously been drilled tested. The delimited gravity low was interpreted as a potentially altered section of the ultramafic with the potential to host an asbestos deposit.

     * One 481' hole intersected serpentinized peridotite with traces of fine disseminated sulphide. No assays were reported.

1973-1976: GRANGES EXPLORATION A.B. (GRANGES)

     * In 1973 Granges contracted Questor Surveys Limited to fly a combined fixed wing magnetic and electromagnetic (Input MK VI) survey over all or parts of 13 townships including Semple. For Semple Township flight line directions were both N/S and E/W, and flight lines were a nominal 600' apart. Several anomalous responses were detected in the vicinity of the Accord Claims. One small block of 7 claims was staked that slightly over lapped the NE corner of the Accord property.

     * A compilation map filed with assessment data indicated that the claims were gridded, surveyed with ground em and drilled (one hole), however details for the work were not recorded. The airborne anomaly staked was located 350 m north of the Accord's northeast property corner.

1977: ESSEX MINERALS COMPANY (ESSEX)

     * Once Granges dropped the claims holdings, W.H. Wahl Limited staked several blocks including the same seven Semple claims, and optioned them to Essex.

     * Wahl conducted magnetic and Max-Min II surveys over the block and succeeded in delineating a conductive zone on the southwest flank of a magnetic high. The conductor had previously been drilled by Granges, but as noted above the results were not reported. No further work was recommended by Wahl.

1989-1991: FALCONBRIDGE LIMITED (FALCONBRIDGE)

     *    In 1989 Aerodat  Limited  (Aerodat) flew a combined  helicopter  borne
          magnetic,   electromagnetic   and  VLF   survey   over   the  area  of
          Falconbridge's Halliday Project.

          The area flown covered all or parts of 10 townships including the eastern half of Semple. Only the eastern half of the present Accord property is within the area flown.

          One short 2 line em conductor was located on the Accord claim and another intermittent 5 line anomaly 300 m north of the northeast corner. Both Falconbridge anomalies were situated on the flanks of magnetic highs and with coincident low resistivities which were interpreted to be ultramafic bodies.

          One drill hole (303.6 m) was drilled to test the em anomaly to the north (previously drilled by Granges but not reported). Ultramafic komatiitic flows (with spinifex texture) were found inter-bedded with graphitic sediments with up to 10% pyrite or with exhalative sediments. A second hole (393 m) was drilled 1.6 km west of the southwest corner at Accord's claim block. Mafic & ultramafic volcanic units mineralized with up to 5% pyrite over short intervals were inter-bedded with silicious sediment, graphitic sediment and felsic tuff with up to 5% pyrite. Work credits for the holes were spread over Falconbridge's irregularly shaped 47 claim property which included the area of Accord's claim.

GOVERNMENT SURVEYS

1926: ONTARIO, DEPARTMENT OF MINES

     In 1925 Gledhill undertook reconnaissance geological Mapping of Semple and eight adjoining townships at a scale of 1 inch to 1 1/2 miles. Mapping was restricted to watercourses, township lines and widely spaced traverses. Gledhill's report and map were published in 1926. One outcrop of mafic volcanics was located in the central sector of the Accord claim.

1967/68: ONTARIO DEPARTMENT OF MINES

     During the 1967 & 1968 seasons Bright re-mapped Semple Township and 5 adjacent townships at 1 inch = 1/4 for the ODM. Preliminary maps (at 1:15,840) for all six townships were published in 1968, coloured maps (at 1:31,680) in 1974, and the accompanying report in 1984. Additional outcrops were mapped within the area of the Accord claim. A compilation of assessment data was used to define the outline to the mafic-ultramafic body central to the claims.

1990: ONTARIO GEOLOGICAL SURVEY

     Geoterrex Limited, under contract to the OGS, flew a helicopter borne combined electromagnetic and total intensity Magnetic survey of the Shining Tree area which included Semple Township. Flight lines were oriented north/south 200 m apart. Several weak to strong em responses were detected within the Accord claim area.

PROPERTY VISIT

     A property examination was conducted, by the writer, on September 26, 1998. The #3 post was located on the east side of the main road, from which the claim lines to the north and east were followed for a short distance. Both appeared to be well blazed &/or flagged. Similarly the north boundary was checked to the east of the secondary logging road, and was found to be well marked and easy to follow.

     The logging road was traversed in the search for outcrops and evidence of past exploration campaigns. Outcrops of peridotite with asbestos fibres and of mafic volcanic were located. Samples of each were submitted for whole rock analysis. Results are presented in APPENDIX III. No grid lines, drill set-ups, nor any other signs of previous exploration were observed.

GEOLOGY

REGIONAL (SUMMARIZED FROM BRIGHT (1984))

     Semple Township and environs lie on the western extent of the Abitibi Greenstone Belt (AGB), an Archaean aged assemblage of volcanic, sedimentary and related intrusive rocks that extends for some 600 km from Timmins, Ontario to Chibougamau, Quebec (FIGURE 1). Within the area the predominant rock types are Early Precambrian ultramafic, mafic and felsic volcanics with minor interflow sedimentary units (two cycles of volcanism are recognized) which have been intruded by numerous mafic to ultramafic sills, stocks and complexes (FIGURES 7 & 8). All units were subjected to regional metamorphism and to regional deformation. As a result all are now isoclinally folded, normally along east/west axes, but due to the contemporaneous intrusion of the Peterlong Lake granodiorite-trondjhemite Complex to the west axes along the margin of the complex trend more north/south. Metamorphic grade is generally lower greenschist facies, but ranges to amphibolite near the margins of the complex.

     Subsequently, the quartz monzonite Moher Pluton was intruded along the contact between the volcanic belt and the Peterlong Lake Complex. Early Precambrian north-northwest trending and Middle to Lake Precambrian northwest and northeast trending diabase dykes cut all previous rock units.

     Based upon interpreted offsets in geological contacts and geophysical anomalies three fault directions, north-northwest, northwest and northeast are recognized. The north-northwest trend is believed to be the oldest.

PROPERTY

     The property is extensively covered by esker and other glacio/fluvial sand and silt deposits (FIGURE 8). Outcrops of massive and pillowed mafic volcanics and of peridotite are confined to the northwestern sector. Dominating the property is a crescent shaped body whose contacts have been delineated by ground magnetic surveys and numerous drill holes. It is folded about an east plunging anticlinal axis, ranges in thickness from 488 m on the nose to 91 m on the limbs, and consists mainly of serpentenized peridotite with minor gabbro along the inner contact.

     Bright (1984) interpreted the body to be an intrusion with its base along the inner margin. Normally, the gabbro would be expected to occur in the upper portion of an intrusion, and thus, the assumed attitude of the body is suspect. Field evidence, such as contact relationships, rock textures, etc., to either support or contradict an intrusive origin is lacking, but spinifex textures reported by Falconbridge in a core hole in an ultramafic body located just north of the property indicate that particular body to be extrusive in origin.

     Two rock samples, one each of mafic volcanic and peridotite, were submitted for whole rock analysis. Results indicate that the mafic volcanic rocks are magnesium tholeiitic in composition and the ultramafic is extrusive. Refer to APPENDIX III.

     A set of northeasterly faults, interpreted from air photos, cross the property or immediate vicinity. Two other faults have been interpreted from the OGS aeromagnetic data and have been added to Bright's map FIGURE 8.

Mineralization

     The AGB has been, and still is, one of the most prolific sources for metallic mineral wealth in Canada. Some 65% of Canadian gold production has come from deposits situated along major east/west trending deformation zones and associated splays within the belt (Boldy, 1981). Major gold centres along these deformation zones include Timmins, Kirkland Lake and Larder Lake in Ontario and Noranda, Malartic and Val d'Or in Quebec. Significant amounts of copper, zinc, silver and gold have been and are being mined from volcanogenic massive sulphide
(VMS) deposits located at Timmons, Ontario and at Noranda, Val d'Or, Matagami and Chibougamau, Quebec. Komatiitic hosted nickel-copper deposits were previously mined at Timmins, Ontario and Malartic, Quebec. Other commodities produced from major deposits include iron form banded iron formation at Kirkland Lake, Ontario and asbestos from an ultramafic complex near Matheson, Ontario. Significant resources of Ni and Cu in ultramafic intrusions are known near Timmins, Ontario and Val d'Or, Quebec.

     Deposits of gold, nickel and asbestos are known in the area about Semple Township. Limited production has been achieved from a few. Production figures and resources estimates are listed in the following TABLE 1. Deposit locations are shown on FIGURE 7. Currently, there is no production from the area.

     There are no known mineral deposits on the property, but 2 showings do exist. An asbestos occurrence located in the very northwest sector and consisting of fine veinlets of cross fibre in peridotite has been drill tested. The best 25 foot section held 1% fibres mostly of short 1/16 inch length.

     The second showing does not outcrop. Mining Corporation hole number 2 located near the inner contact at the fold nose was assayed for Ni. Assays for samples over its entire length in peridotite (95 to 449 feet) averaged 0.26% Ni and ranged as high as 0.41% Ni.

EXPLORATION POTENTIAL

      Clearly, the property has been subjected to considerable exploration activity. A 1949 airborne magnetic survey and a 1950 ground magnetic survey delineated an overburden covered

                                    TABLE I

                  PRODUCTION AND RESOURCES FOR MINERAL DEPOSITS
                                     IN THE
                       SEMPLE TOWNSHIP AREA (SEE FIGURE 8)



1. STAIRS       Au            15,835 tons          80,000 tons       auriferous gold veins hosted within       Jakubek, et al., 1990
                              @ 0.226 opt Au       @ 0.38 opt Au     conglomerate                              Meyer, et al., 1997

2. MIDLOTHIAN   Asbestos      600,000 tons         26,127,000 tons   cross fibres in a mafic-ultramafic        Jakubek, et al., 1990
                              @ 7.5% fibre         @ 7.5% fibre      intrusion

3. SOTHMAN      Ni            None                 210,000 tons      disseminated sulphides along the          Coad, 1979
                                                   @ 1.29% Ni plus   base of an ultramafic extrusive           Jakubek, et al., 1990
                                                   400,000 tons      body
                                                   @ 0.90% Ni

4. TEXMONT      Ni            Unknown              3,800,000 tons    6 zones of disseminated sulphides         Coad,1979
                                                   @ 1% Ni for       occur approximately 100 m above the       Pyke,1978
                                                   zones A & D       base of an ultramafic extrusive body


ultramafic body. Subsequently. some 25 holes, most of which are within the current property boundaries and the others just outside, have been drilled into the ultramafic in the search for asbestos. The distribution of the holes has exhausted any possibility of locating a large, near surface, open pitable asbestos deposit.

     In contrast, the potential for Ni-Cu sulphide deposits hosted within the ultramafic has received only passing scrutiny. Massive sulphides deposits will respond to electromagnetic methods as well as to induced polarization (IP), whereas as disseminated sulphides best respond to IP. However, only one ground electromagnetic survey (vertical loop in 1965) has been conducted over the ultramafic body. A hole drilled to test a ground em conductor (a second hole was lost in overburden) failed to encounter any massive sulphides or to locate any other possible cause to explain the anomaly. The Ni assays in the hole did average 0.26% Ni over a considerable interval, and coincided with fine disseminated sulphide mineralization. These sulphides, although not the cause of the em anomaly, may indicate the presence of massive sulphides nearby. Alternatively, these assays may simply reflect nickel locked up in the silicate minerals of the ultramafic. Three more recent airborne electromagnetic survey have defined additional conductive zones within and along the margins of the ultramafic, but these have not been checked by any follow-up ground surveys.

     In the intervening 33 years since the Mining Corp. em survey vast improvements re depth penetration, sensitivity, etc. have been made in geophysical instrumentation. Undoubtedly, the Mining Corp. survey can be improved upon while ground checking the untested airborne anomalies. Within ultramafic bodies of either intrusive or extrusive origin massive and/or disseminated sulphide deposits generally occur near the base of the bodies, but may be found at any level (Coad, 1973). Therefore, the fact that the attitude of the ultramafic (ie. which side is the top) is not well understood is a moot point since any conductive zone may conceivably be caused by sulphide concentrations and all require testing.

     Obviously then, the ultramafic body central to the Accord claim has not been adequately examined for potential nickel deposits. Additional exploration efforts are required and justified to delineate and drill test the airborne em anomalies.

RECOMMENDATIONS & COSTS

     In order to investigate the potential of the ultramafic to host Ni-Cu sulphide deposits the following 2 PHASE program is recommended (SEE FIGURE 9). Due to the presence of lakes, ponds and swamps line cutting and geophysical surveys are best conducted during the winter months.

PHASE 1

1) CLAIM STAKING:                      Stake  an  additional  14  units to fully
                                       cover the ultramafic.

2) LINE CUTTING:                       For  best  signal   coupling   during  em
                                       geophysical surveys the crescent shape of the ultramafic precludes the cutting of a uni-directional grid. Lines oriented NNW at 100 m spacings are required for the western portion of the property, whereas
                                       ENE lines also at 100 m spacings are best for the eastern. Some 54 km of lines including base lines and tie lines need to be cut.

3) MAX-MIN SURVEY:                     Survey  all  grid  lines  with a  Max-Min
                                       electromagnetic  unit  initially  using a
                                       200  m  cable.   Depending  upon  results
                                       obtained   other  cable  lengths  may  be
                                       required to detail local areas.

4) MAGNETIC AND VLF EM SURVEYS:        Conduct   these  surveys  to  define  the
                                       limits of the ultramafic and to map structural incongruities.

PHASE 2

5) IP SURVEY:                          Screen  weak  em  responses  with  IP  to
                                       determine   if  caused  by   disseminated
                                       sulphide mineralization.

6) INTERPRETATION:                     Thoroughly interpret the geophysical data
                                       collected. Select and prioritize targets for drilling.

7) DRILLING:                           Drill conductive targets so identified.

     Estimated costs to implement the recommendations herein presented are detailed below. Unit costs are the current rates for Timmins based companies and individuals, and are expressed in Canadian dollars.

Budget

PHASE I
-------

CLAIM STAKING:           14 units @ $100/unit                  $ 1,400.00
LINE CUTTING:            54 km @ $300/km                        16,200.00
MAX-MIN SURVEY:          initial - 50 km @ $220/km              11,000.00
                         detail - allow 30% of initial           3,300.00
MAG & VLF EM:            50 km @ $150/km                         7,500.00
                                                               ----------
                                              Sub Total         39,400.00
                                    Contingency (14.2%)          5,600.00       $45,000.00
                                                               ----------

PHASE 2
------

IP SURVEY:               allow 10 days @ $2000/d               $20,000.00
INTERPRETATION:          allow 4 days @ $500/d                   2,000.00
DRILLING:                allow 1500 m @ $ 45/m                  67,500.00
                         ancillary costs (25%)                  16,875.00
REPORTING:               allow 10 days @ $350/d                  3,500.00
                                                               ----------
                                                Sub Total      109,875.00
                                        Contingency (9.2%)      10,125.00       120,000.00
                                                               ----------       ----------
                                                    TOTAL                      $165,000.00
                                                                                ==========



CONCLUSIONS

     Exploration data for Accord Ventures Inc.'s property in Semple Township have been Reviewed, analyzed and evaluated. Although no mineral deposits are known to exist on the property two mineral occurrences one of asbestos and the other of nickel have been identified Previous exploration has exhausted the possibility of locating a major, near surface, open pitable asbestos deposit, but the exploration potential for Ni-Cu sulphide deposits hosted with the ultramafic body remains to be addressed.

     A two phased exploration program consisting of ground geophysical surveys and core drilling and designed to fully evaluate the exploration potential of the ultramafic body is recommended. Approximate cost for PHASE I is $45,000.00 and for PHASE 2 $120,000.00 CDN.

                                                 Respectfully submitted,


                                                          [SEAL]


                                                 James G. Burns B.Sc. B.Eng.

                                                 October 14, 1998

REFERENCES

Boldy, J.
     1981 An Economic Perspective on Canadian Gold Deposits;  Placer Development
          Limited, internal company report.

Bright, E.G.
     1984 Geology  of the  Ferrier  Lake -  Canoeshed  Lake  Area,  District  of
          Sudbury, Ontario Geological Survey Report 231, 60 p. Accompanied by maps 2289, 2290 & 2291, scale 1:31,680.

Coad, P.R.
     1979 Nickel  sulphide  deposits  associated  with  ultramafic rocks  of the
          Abitibi Belt and economic potential of  mafic-ultramafic   intrusions;
          Ontario Geological Survey, Study 20, 84 p.

Gledhill, T.L.
     1926 Grassy River Area,  District of Sudbury; Ontario Department of  Mines,
          Annual  report 35, pt 6, p. 57-76.  Accompanied  by Map 35j,   scale 1
          inch to 1 1/2 miles.

Jakubek, A.A, Lepinis, Y.J., MacRobbie, D.C., & Sozanski, A.G.
     1990 Canadian Mineral Deposits Not Being Mined in  1989; Energy  Mines  and
          Resources Canada, Mineral Bulletin 223.

Jensen, L.J.
     1976 A new cation plot for classifying  subalkalic  volcanic rocks; Ontario
          Division of Mines, Miscellaneous paper 66, 22 p.

Meyer, G., Cosec, M., Grabrowski, G.P.B., Guindon, D.L., Buckley, S. and Messier, C.L.
     1998 Report of Activities 1997,  Resident Geologist Program,  Kirkland Lake
          Regional Resident Geologist's Report: Kirkland Lake-Sudbury District; Ontario Geological Survey, Open File Report 5973, 72 p.

Muir, T.L.
     1979 Discrimination   between   extrusive and intrusive Archean  ultramafic
          rocks in the Shaw  Dome  area   using   selected   major   and   trace
          elements; Canadian  Journal  of  Earth  Sciences,  vol. 16, no. 1, pp.
          80-90.

Pyke, D.R.
     1978 Geology  of the  Peterlong  Lake Area,  Districts  of  Timiskaming and
          Sudbury; Ontario Geological Survey Report 171, 53 p. Accompanied by Map 2345, scale 1:50,000.

                                   CERTIFICATE
                                       FOR
                                 JAMES G. BURNS


1)   I am the author of this report.

2)   I reside at 190 Graye Crescent, Timmins, Ontario, Canada.

3)   I graduated  from Queen's  University  at Kingston,  Ontario in 1969 with a
     B.Sc.   (Honours)  in  Geological  Science.  I  have  been  practising   my
     profession continuously since that date.

4) I am a member of the Association of Professional Engineers of Ontario, the Canadian Institute of Mining and Metallurgy, and the Prospectors and Developers Association of Canada.

5) This report is based upon my personal review of pertinent data, and a property visit conducted on September 26, 1998.

6) I have not received nor do I expect to receive any interest in the Semple Township property. I do not own nor do I expect to receive, directly or indirectly, any securities of Accord Ventures Inc.

7)   I consent to the use of this report by Accord Ventures Inc.



                                                            [SEAL]

                                                      James G. Burns P.Eng.
Timmins, Ontario
October 14, 1998

16

                                   APPENDIX I

                            Letter of Authorization

                              ACCORD VENTURES LVC

                                1224 Avenue Road
                                     Suite I
                                Toronto, Ontario
                                 Canada, M5N 2G6

                               (TEL) 416-485-4643


September 25, 1998


Mr. James Burns
190 Graye Crescent
Timmins, Ontario
P4N 8K8


Dear Mr. Burns:

Our company wishes to engage your services for the preparation of a geological report on certain mineral claims which we have recently acquired from Lui Holdings Ltd. and were staked by F.R. Exploration Ltd. which are known as the Semple Two under claim number 1228 789 consisting of 16 units.

If you have any questions regarding the above please do not hesitate to contact me directly at any time.

Yours very truly;
Accord Ventures Inc.

Per: /s/ Allan G. Wilson
     -------------------------------
Allan G. Wilson
President and Director

                                   APPENDIX II

                         Claim Abstract - Claim 1228789

                     Mining Lands - Mining Claims Summary

                            Porcupine - Division 60

--------------------------------------------------------------------------------

CLAIM NUMBER:       P 1228789 (Click Claim Number for Details)
Unit Size:          16
Township/Area:      SEMPLE (M-1100)
Lot Description:
Staker:             RENAUDAT FRANKLIN (M24963)
Recorded Holder:    ACCORD VENTURES INC. (100.00 %)
                    ------------------------------------------------------------
Recording Date:     1998-Sep-24
Due Date:           2000-Sep-24
Work Required:      6400
Total Applied:      0
Work Performed:     0
Total Reserve:      0 (Click Reserve for Details)
Present Work
 Assignment:        0
Claim Bank:         0
Claim Status:       ACTIVE

--------------------------------------------------------------------------------

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                   Copyright 1998 Queen's Printer for Ontario
                                  ---------------------------

This information is provided as a public service, but we cannot guarantee that the information is current or accurate. Readers should verify the information before acting on it.

                                  APPENDIX III

                              Whole Rock Analysis

                            [CERTIFICATE OF ANALYSIS]

          Chemex Labs Ltd.                                                     To:  BURNS, J.      Page Number 1-A
          Analytical Chemists * Geochemists * Registered Assayers                                  Total Pages 1
          994 Glendale Ave., Unit 3,        Sparks                                  190 GRAYE      Certificate Date 09-OCT-98
          Nevada, U.S.A.                     89431                                  TIMMINS, ON    Invoice No.      1-9832318
[LOGO]    PHONE: 702-358-5395    FAX: 702-355-0179                                  P4N 8K8        P.O. Number      :
                                                                                                   Account          :
                                                                               Project:
                                                                               Comments:  Attn:  J.Burns

* PLEASE NOTE
* INTERFERENCE Mg ON P                                                                   CERTIFICATE OF ANALYSIS     A9832318

  SAMPLE      PREP    A1 %  Ba ppm  Be ppm  Bi ppm  Cd ppm   Ca %   Ce ppm  Cs ppm  Cr ppm  Co ppm  Cu ppm  Ga ppm  Ge ppm  In ppm
DESCRIPTION   CODE   (ICP)  (ICP)   (ICP)   (ICP)   (ICP)   (ICP)   (ICP)   (ICP)   (ICP)   (ICP)   (ICP)   (ICP)   (ICP)    (ICP)
-----------  ------  -----  ------  ------  ------  ------   -----  ------  ------  ------  ------  ------  ------  ------  ------

SE 1         299 --   6.91    170    0.35   ( 0.02    0.1    3.44    12.45    0.55    40      52.9     96     10.7    1.5     3.06
SE 2         299 --   1.41   ( 10    0.05     0.12  ( 0.1    0.11     1.40    0.45   720     _03.5    ( 1      3.1    0.5   ( 3.01

                    [TRANSFER OF UNPATENTED MINING CLAIM(S)]

                                                                                --------------------------------
LOGO    ONTARIO Ministry of                            TRANSFER OF UNPATENTED     Transaction No.
                Northern Development                   MINING CLAIM(S)            T9860.00088
                and Mines                              Mining Act               --------------------------------

Personal information collected on this form is obtained under the authority of section 59 of the Mining Act.  Under section
8 of the Mining Act, this  information is a public record.  Questions about this collection should be addressed to a Provincial
Mining Recorder, Ministry of Northern Development and Mines, 3rd Floor, 933 Ramsey Lake Road, Sudbury, Ontario, PSE 6B5.

I, Frank Renaudat               (client number        126852        ) the recorded holder of   100% interest, in consideration of
  ------------------------------              ----------------------                        -------
______________________/_________dollars or other valuable consideration paid to me, hereby transfer 100  % interest in (   /    )

mining claim(s) numbered:

                                   P 1228789
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
(claim numbers must be listed separately; attach schedule if required)

in             SEMPLE                                                to                ACCORD VENTURES INC.       as transferee
  ------------------------------------------------------------------    ------------------------------------------
          (specify township or area)

------------------------------------------------------------------------------------------------------------------------------------
Transferee's Address                                                                 Transferee's Telephone No.

1224 AVENUE ROAD SUITE I TORONTO                                                     (416)  485-4663
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Transferee's Client Number
ONTARIO M5N 2J6                                                                       304116
------------------------------------------------------------------------------------------------------------------------------------

Dated at            TIMMINS                      this       15       day of           OCTOBER                    1998.
         ---------------------------------------      -------------         -------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
SIGNATURE OF WITNESS                                                              SIGNATURE OF TRANSFEROR
   /s/  Diane Egerland                                                             /s/ XXXXX
------------------------------------------------------------------------------------------------------------------------------------
NOTE:     1. The transfer must not be dated and executed before the date of recording of the mining claim.
          2. If the transferee is not a resident of Ontario, show here the name of the person who is a resident of Ontario upon whom service may be made.
------------------------------------------------------------------------------------------------------------------------------------
NAME                                                                                 TELEPHONE
                                                                                     (      )
------------------------------------------------------------------------------------------------------------------------------------
RESIDENCE IN ONTARIO

------------------------------------------------------------------------------------------------------------------------------------
MAILING ADDRESS IN ONTARIO

------------------------------------------------------------------------------------------------------------------------------------

                                             AFFIDAVIT OF SUBSCRIBING WITNESS

I,    Diane Egerland       , of the               City                          of                   Timmins
  -------------------------         --------------------------------------------   -------------------------------------------------
in the             District                           of       Cochran                      make oath and say (or affirm):
       ----------------------------------------------    ----------------------------------

1.  I was personally present and did see the attached instrument signed and executed by        Frank Renaudat one of the parties  of
    the instrument.                                                                    -----------------------

2.  The attached instrument was executed at                              Timmins
                                             ---------------------------------------------------------------------------------------
3.  know the above-mentioned party.

4.
                                                /                               in the   District           of        Cochran
                                           ----------------------------------          ---------------------   ---------------------
this                                                                  day of       OCTOBER         1998.
                                                                             ----------------------
------------------------------------------------------------------------------------------------------------------------------------
SIGNATURE OF WITNESS                                                                      Commissioner/Notary Public
      /s/ Diane Egerland                                                                 /s/ David Korpela
------------------------------------------------------------------------------------------------------------------------------------
NOTE: 1. The subscribing witness must be a person other than the transferee.
      2. The commissioner or notary public must be a person other than the transferee.      a Commissioner for taking affidavits
      3. The signature and affidavit of a subscribing witness is not required if            in Northern Ontario while employed
         the transferor is a corporation and the corporate seal is affixed over the         by the Ministry of Northern Development
         signature of an officer of the corporation on the transfer document.               and Mines.
                                                                                            DAVID KORPELA,
====================================================================================================================================
FOR OFFICE USE ONLY                                                                          a Commissioner for taking affidavits
                                                                                             in Northern Ontario while employed
---------------------------        --------------------------                                by the Ministry of Northern Development
     RECEIVED                          RECORDED                                              and Mines.

   OCT 18, 1998                         Oct 15/98

 2:00 P.M.                              RECEIPT 2037
PORCUPINE MINING DIVISION                       ------------
---------------------------        --------------------------

                                       85